Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-34622, 33-40156, and 333-128811 on Forms S-3 and Registration Statement Nos. 33-63023, 333-63144 and 333-121364 on Forms S-8 of our reports dated February 28, 2007, relating to the consolidated financial statements of Northeast Utilities and management's report on the effectiveness of internal control over financial reporting as of December 31, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding Northeast Utilities ongoing divestiture activities, a reduction to income tax expense, and the adoption of Statement of Financial Accounting Standard No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans) and the related consolidated financial statement schedules appearing in and incorporated by reference in the Annual Report on Form 10-K of Northeast Utilities for the year ended December 31, 2006.

We consent to the incorporation by reference in Registration Statement No. 333-118276 on Forms S-3 of our reports dated February 28, 2007, relating to the consolidated financial statements of The Connecticut Light and Power Company (which report expresses an unqualified opinion and includes an explanatory paragraph regarding a reduction in income tax expense and the adoption of Statement of Financial Accounting Standard No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans) and the related consolidated financial statement schedules appearing in and incorporated by reference in the Annual Report on Form 10-K of The Connecticut Light and Power Company for the year-ended December 31, 2006.

We consent to the incorporation by reference in Registration Statement Nos. 333-116725  and  333-126456 on Forms S-3 of our reports dated February 28, 2007, relating to the consolidated financial statements of Public Service Company of New Hampshire and Western Massachusetts Electric Company (which reports express unqualified opinions and include explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standard No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans) and the related consolidated financial statement schedules, respectively, appearing in and incorporated by reference in the Annual Report on Form 10-K of Public Service Company of New Hampshire and Western Massachusetts Electric Company for the year-ended December 31, 2006.

/s/	DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Hartford, Connecticut

February 26, 2007